UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 21, 2025

ROLLINS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-4422	51-0068479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2170 Piedmont Road, N.E. Atlanta, Georgia (Address of principal executive offices)	30324 (Zip Code)

(Registrant’s telephone number, including area code): (404) 888-2000

Not Applicable

(Former Name or Former Address, If Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 Par Value Per Share	ROL	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Commercial Paper Program

On March 21, 2025, Rollins, Inc. (the “Company”) launched a commercial paper program (the “Program”) pursuant to which it may issue short-term, unsecured commercial paper notes (the “Notes”) under the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Amounts available under the Program may be borrowed, repaid and re-borrowed from time to time, with the aggregate face or principal amount of the Notes outstanding under the Program at any time not to exceed $1,000,000,000.

The Notes will have maturities of up to 397 days from the date of issue. The Notes will rank at least pari passu with all of the Company’s other unsecured and unsubordinated indebtedness. The net proceeds of the issuances of the Notes are expected to be used for general corporate purposes. No Notes are currently outstanding under the Program.

One or more commercial paper dealers will each act as a dealer under the Program (each, a “Dealer,” and collectively, the “Dealers”) pursuant to the terms and conditions of the respective commercial paper dealer agreement entered into between the Company and each Dealer (each, a “Dealer Agreement,” and collectively, the “Dealer Agreements”). A national bank will act as the issuing and paying agent under the Program pursuant to the terms of an issuing and paying agent agreement. The Dealer Agreements provide the terms under which the Dealers will either purchase from the Company or arrange for the sale by the Company of the Notes. The Dealer Agreements contain customary representations, warranties, covenants and indemnification provisions. The form of Dealer Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference, and the summary of the Program herein is qualified in its entirety by the terms of the Program as set forth in the form of Dealer Agreement.

From time to time, the Dealers and certain of their respective affiliates have provided, and may in the future provide, lending, commercial banking, investment banking and other financial advisory services to the Company and its affiliates for which such Dealers have received or will receive customary fees and expenses.

The Notes have not been and will not be registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. The information contained in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any Notes.

Amendment to the Credit Agreement

On March 21, 2025, the Company entered into the Amendment No. 1 to the Revolving Credit Agreement (the “Amendment No 1”), among the Company, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and the lenders party thereto, which amended that certain Revolving Credit Agreement (the “Credit Agreement”), dated February 24, 2023, with, among others, the Company and the Administrative Agent. The Amendment No. 1, among other things, released each of Orkin, LLC, Northwest Exterminating Co., LLC, Clark Pest Control of Stockton, Inc. and Hometeam Pest Defense, Inc. (collectively, the “Existing Guarantors”) as guarantors under the Credit Agreement. Following the release of the Existing Guarantors from their guarantees of the obligations under the Credit Agreement, no subsidiary of the Company guarantees the obligations under the Credit Agreement.

The foregoing description of the Amendment No. 1 does not purport to be complete and is qualified by reference to the full text of the Amendment No. 1, which is filed as Exhibit 10.2 hereto, and is incorporated by reference herein.

First Supplemental Indenture

On March 21, 2025, the Company entered into the First Supplemental Indenture (the “First Supplemental Indenture”) to the Indenture (the “Indenture”), dated as of February 24, 2025, among the Company, the Existing Guarantors and Regions Bank, as trustee. The First Supplemental Indenture released each of the Existing Guarantors as guarantors under the Indenture. Following the release of the Existing Guarantors from their guarantees of the obligations under the Indenture, no subsidiary of the Company guarantees the obligations under the Indenture.

The foregoing description of the First Supplemental Indenture does not purport to be complete and is qualified by reference to the full text of the First Supplemental Indenture, which is filed as Exhibit 4.1 hereto, and is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
4.2	First Supplemental Indenture, dated as of March 21, 2025, among Rollins, Inc., the subsidiary guarantors party thereto and Regions Bank, as trustee.

10.1	Form of Commercial Paper Dealer Agreement between Rollins, Inc., as issuer and the applicable Dealer party thereto.

10.2	Amendment No. 1 to Credit Agreement dated as of March 21, 2025, by and among Rollins, Inc. the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ROLLINS, INC.

Date: March 21, 2025	By:	/s/ Kenneth D. Krause
		Name:	Kenneth D. Krause
		Title:	Executive Vice President and Chief Financial Officer
(Principal Financial Officer)